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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Natural Nutrition Group, Inc. (formerly known as Intrepid Food Holdings, Inc.) and Subsidiaries

We consent to the use in this Amendment No.3 to the Registration Statement No. 333-53501 relating to 3,300,000 shares of common stock of Natural Nutrition Group, Inc. (formerly known as Intrepid Food Holdings, Inc.) and subsidiaries (the Company) on Form S-1 of our report dated February 20,1998, (April 9, 1998 as to Note 7, July 24, 1998 as to the effects of the stock split described in
Note 1) appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 20,1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Costa Mesa, CA

July 27,1998